Contacts:
                                                         Stan Kazmierczak
                                                         Chief Financial Officer
                                                         510-413-1333
                                                         kaz@vina-tech.com


              VINA Technologies Announces Q1 2003 Financial Results

NEWARK, Calif., April 18, 2003 - VINA Technologies, Inc. (Nasdaq: VINA) today reported financial results for the first quarter ended March 31, 2003. Revenue for the first quarter of 2003 was $2.7 million, compared with $6.4 million in the first quarter of 2002.

Net loss for the first quarter of 2003 was $2.8 million, or a loss of $0.05 per share, compared with a net loss of $41.1 million, or a loss of $0.67 per share, for the same period last year.

"We expected a difficult quarter due to our largest customer minimizing orders to us in Q1. However, we are pleased with the expansion of our MBX customer base with 4 new customers. Sales of our MBX made up 20% of our Q1 revenue," said Mike West, Chief Executive Officer of VINA Technologies. "We are also encouraged by customer reaction to the pending merger with Larscom announced March 18, 2003, which will significantly strengthen our balance sheet and allow us to extend our product line offerings."

About VINA Technologies, Inc.

VINA Technologies makes metro access more profitable with a family of products that allow carriers to reliably and cost-effectively deliver voice, data, and video services over a single broadband connection. VINA's integrated access devices and multiservice provisioning platforms give carriers the flexibility, performance, management control, and scalability to deliver high-value services to any market over existing or emerging networks, offering the shortest path to higher revenues and lower operational costs. Since its founding in 1996, VINA has built a large and loyal base of carrier customers, and leverages its unique knowledge of carrier needs to deliver the right products to solve the right problems at the right time.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including statements as to expansion of MBX customers, positive customer reactions to pending Larscom merger, the expected benefits of the merger such as a strengthened balance sheet and extended product line offerings, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including changing customer requirements, the growth of the market for broadband access, the effects of technological advances and competition, the economic environment for our current and prospective customers, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger and other risks detailed from time to time in VINA's reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002. These forward-looking statements speak only as of the date hereof. VINA disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

Larscom plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and VINA and Larscom expect to mail a Joint Proxy Statement/Prospectus to stockholders of Larscom and VINA concerning the proposed merger transaction. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when it becomes available and any other relevant documents filed with the SEC because they will contain important information about Larscom, VINA, the merger and related matters. Investors and security holders will be able to obtain the documents free of charge at the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition, you may obtain documents filed with the SEC by VINA free of charge by requesting them in writing from Bruce Todd, or by telephone at (510) 771-3307. You may obtain documents filed with the SEC by Larscom free of charge by requesting them in writing from Mary Camarata, or by telephone at (408) 941-4224.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, Larscom and VINA file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Larscom and VINA at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Larscom's and VINA's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Interest of Certain Persons in the Merger

VINA and Larscom will be soliciting proxies from the stockholders of VINA and Larscom in connection with the merger and issuance of shares of Larscom common stock in the merger. In addition, the respective directors and executive officers of VINA and Larscom may also be deemed to be participants in the solicitation of proxies. Information about the directors and executive officers of VINA is set forth in the proxy statement for VINA's 2002 annual meeting of stockholders. Information about the directors and executive officers of Larscom is set forth in the proxy statement for Larscom's 2002 annual meeting of stockholders. The directors and executive officers of Larscom and VINA have interests in the merger, some of which may differ from, or may be in addition to those of the respective stockholders of VINA and Larscom generally. Those interests will be described in greater detail in the Joint Proxy Statement/Prospectus with respect to the merger, which may include potential employment relationships, potential membership on the Larscom Board of Directors, option and stock holdings and indemnification.



For more information about VINA Technologies, visit www.vina-tech.com. VINA Technologies' headquarters is located at 39745 Eureka Drive, Newark, CA 94560; telephone: 510-492-0800.

VINA Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
                                                           Three Months Ended
                                                                March 31,
                                                           -------------------

                                                            2003         2002
                                                            ----         ----

Net revenue ........................................     $  2,708      $  6,439
Cost of revenue ....................................        1,692         6,125
                                                         --------      --------
Gross profit .......................................        1,016           314
                                                         --------      --------
Costs and expenses:
  Research and development .........................        1,828         5,423
  Selling, general and administrative ..............        1,936         4,803
  Stock-based compensation .........................         (324)        1,653
  Amortization of intangible assets ................          116           324
  Impairment of goodwill and intangible assets .....           --        29,276
  Restructuring expenses ...........................          309            --
                                                         --------      --------
Total costs and expenses ...........................        3,865        41,479
                                                         --------      --------
Loss from operations ...............................       (2,849)      (41,165)
  Other income, net ................................           --            72
                                                         --------      --------
Net loss ...........................................     ($ 2,849)     ($41,093)
                                                         ========      ========
Net loss per share .................................     ($  0.05)     ($  0.67)
                                                         ========      ========
Shares used (basic and diluted) ....................       62,047        61,531
                                                         ========      ========

VINA Technologies, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                          March 31,    December 31,
                                                          ---------    ------------
                                                            2003           2002
ASSETS
Current Assets:
  Cash, cash equivalents ...........................       $ 2,673       $ 4,567
  Restricted cash ..................................           333         3,500
  Short-term investments ...........................            --            50
  Accounts receivable, net .........................         1,689         3,348
  Inventories ......................................         3,839         3,367
  Prepaid expenses and other .......................         1,084         2,354
                                                           -------       -------
Total current assets ...............................         9,618        17,186

Property and equipment, net ........................         1,655         1,968
Other assets .......................................            --            32
Intangible assets, net .............................         1,277         1,394
                                                           -------       -------
TOTAL ASSETS .......................................       $12,550       $20,580
                                                           =======       =======

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable .................................       $ 1,864       $ 2,979
  Other current liabilities ........................         2,471         3,229
  Current debt .....................................            --         3,000
                                                           -------       -------
Total current liabilities ..........................         4,335         9,208
Total stockholders' equity .........................         8,215        11,372
                                                           -------       -------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY ...........       $12,550       $20,580
                                                           =======       =======